Voyager Technologies, Inc. Announces Proposed Convertible Senior Notes Offering

•A portion of proceeds will be used to support Voyager’s expansion through organic growth and strategic acquisitions
•Voyager will also purchase a capped call intended to offset dilution up to an initial cap expected to be at least a 100% premium to the last reported sale price per share of Voyager’s Class A common stock at pricing
•A portion of proceeds are expected to be used to repurchase shares, including from certain shareholders in privately negotiated transactions concurrently with the offering and through a prepaid forward stock purchase transaction

DENVER, November 5, 2025 /Business Wire/ -- Voyager Technologies, Inc. (“Voyager”) (NYSE: VOYG) today announced its intention to offer, subject to market and other conditions, $300 million aggregate principal amount of convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Voyager also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the notes are first issued, up to an additional $45 million aggregate principal amount of notes solely to cover over-allotments.

The notes will be senior, unsecured obligations of Voyager will accrue interest payable semi-annually in arrears and will mature on November 15, 2030, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Voyager will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Voyager’s election.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Voyager’s option at any time, and from time to time, on or after November 20, 2028 and on or before the 50th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Voyager’s Class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Voyager to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Voyager intends to use (i) a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below; (ii) up to approximately $175 million of the net proceeds to repurchase shares of its Class A common stock (a) in privately negotiated transactions, either (x) concurrently with this offering from certain investors purchasing notes in the offering or (y) from certain of its existing stockholders; and (b) pursuant to the prepaid forward transaction described below; and (iii) the remainder of the net proceeds for general corporate purposes. Voyager expects to enter into lock-up agreements with stockholders from whom Voyager repurchases shares of its Class A common stock with respect to all or a portion of the remaining shares held by such stockholders for a period of up to 120 days from the end of such stockholders’ existing lock-up agreements with the underwriters of Voyager’s initial public offering. Such share repurchases and lock-up agreements will be negotiated on a shareholder-by-shareholder basis and, accordingly, no assurance can be given as to the total number of shares that will be repurchased or the total number of shares that will be subject to, or the duration of, any of such lock-up agreements. If the initial purchasers exercise their option to purchase additional notes, then Voyager intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. The concurrent repurchases of shares of Voyager’s Class A common stock described above may result in Voyager’s Class A common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the notes Voyager is offering.

In connection with the offering of the notes, Voyager expects to enter into a prepaid forward stock repurchase transaction (the “prepaid forward”) with one of the initial purchasers or its affiliates (the “forward counterparty”). The prepaid forward is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty and/or its affiliates and certain investors in the notes relating to shares of Voyager’s Class A common stock by which such investors in the notes will establish short positions relating to shares of Voyager’s Class A common stock and otherwise hedge their investments in the notes. As a result, the prepaid forward is expected to allow such investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of Voyager’s Class A common stock on the day Voyager prices the notes. Facilitating investors’ hedge positions by entering into the prepaid forward, particularly if investors purchase shares of Voyager’s Class A common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of shares of Voyager’s Class A common stock and effectively raise the initial conversion price of the notes. In connection with establishing their initial hedges of the prepaid forward, the forward counterparty or its affiliates generally expect to, but are not required to, enter into one or more derivative transactions with respect to shares of Voyager’s Class A common stock with the investors of the notes concurrently with or after the pricing of the notes.

Voyager’s entry into the prepaid forward with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of Voyager’s Class A common stock with the investors of the notes could have the effect of increasing (or reducing the size of any decrease in) the market price of Voyager’s Class A common stock concurrently with, or shortly after, the pricing of the notes and effectively raising the initial conversion price of the notes.

Neither Voyager nor the forward counterparty will control how investors of the notes may use such derivative transactions. In addition, such investors may enter into other transactions relating to Voyager’s Class A common stock or the notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of Voyager’s Class A common stock. As a result, the existence of the prepaid forward, such derivative transactions and any related market activity could cause more purchases or sales of Voyager’s Class A common stock over the terms of the prepaid forward than there otherwise would have been had Voyager not entered into the prepaid forward. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Voyager’s Class A common stock and/or the price of the notes.

In addition, the forward counterparty and/or its affiliates may modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to shares of Voyager’s Class A common stock and/or purchasing or selling shares of Voyager’s Class A common stock or other securities of Voyager in secondary market transactions at any time following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of Voyager’s Class A common stock or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

In connection with the pricing of the notes, Voyager expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Voyager’s Class A common stock that will initially underlie the notes.

The capped call transactions are expected generally to reduce the potential dilution to Voyager’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments Voyager is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Voyager’s Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Voyager’s Class A common stock and/or purchase shares of Voyager’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Voyager’s Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Voyager’s Class A common stock and/or purchasing or selling Voyager’s Class A common stock or other securities of Voyager in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Voyager on any fundamental change repurchase date, any redemption date or any other date on which Voyager retires any notes, in each case if Voyager elects to terminate the relevant portion of the capped call transactions and in connection with any negotiated unwind or modification of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Voyager’s Class A common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Voyager’s Class A common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Voyager

Voyager is a defense and space technology company committed to advancing and delivering transformative, mission-critical solutions. By tackling the most complex challenges, Voyager aims to unlock new frontiers for human progress, fortify national security, and protect critical assets from ground to space.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the share repurchases, the prepaid forward and the capped call transactions described above. Forward-looking statements represent Voyager’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Voyager’s Class A common stock and risks relating to Voyager’s business, including those described in periodic reports that Voyager files from time to time with the SEC. Voyager may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Voyager does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor contact:

investors@voyagertechnologies.com

Media contact:

Dana Carroll, VP Marketing & Communications

dana.carroll@voyagertechnologies.com
Source: Voyager Technologies, Inc.